Exhibit 99.1

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163

investors@varian.com

Press Contact

Mark Plungy

Director, Public Relations

+1 (650) 424-5630

mark.plungy@varian.com

FOR IMMEDIATE RELEASE

Varian Reports Results for First Quarter of Fiscal Year 2019

First Quarter 2019 Summary

–	Oncology gross orders grew 16% in dollars, or 17% in constant currency
–	Total company revenues grew 9% in dollars, or 10% in constant currency, to $741 million
–	GAAP operating earnings grew 11% at 18.2% of revenues; Non-GAAP operating earnings declined 5% at 16.2% of revenues
–	GAAP net earnings per diluted share of $1.12; Non-GAAP net earnings per diluted share of $1.06
–	Recently enacted US/China tariffs negatively impacted revenues by $8 million and operating earnings by $11 million, generally in line with company expectations
–	Reaffirming fiscal year 2019 guidance of Non-GAAP net earnings per diluted share range of $4.60 to $4.75

PALO ALTO, Calif. - January 23, 2019 - Varian (NYSE: VAR) today announced its first quarter fiscal year 2019 results. All comparisons in this announcement are year-over-year, all quarter and year references are fiscal unless noted otherwise, and any references to orders are gross orders.

Summary

(Dollars and shares in millions, except per share amounts)	Q1 2019	Q1 2018	Y/Y
Revenues	$741.0	$678.5	9%
Gross margin as a percentage of revenues	42.7%	44.6%	-197	bps
GAAP net earnings (loss) attributable to Varian	$103.2	$(112.3)	192%
GAAP net earnings (loss) per share – diluted	$1.12	$(1.22)	192%
Net cash provided by operating activities	$140.9	$179.0	(21)%
Non-GAAP net earnings (1)	$97.3	$98.4	(1)%
Non-GAAP net earnings per share - diluted (1)	$1.06	$1.06	—%
Shares used in computing GAAP net earnings (loss) per diluted share	92.0	91.6
Shares used in computing non-GAAP net earnings per diluted share	92.0	92.7

(1)	Non-GAAP net earnings and Non-GAAP net earnings per diluted share are defined as GAAP net earnings and GAAP net earnings per diluted share adjusted to exclude the amortization of intangible assets, acquisition-related expenses and benefits, significant litigation charges or benefits and legal costs, significant non-recurring tax expense or benefit, and gains or losses on equity investments.

“In the first quarter, we built on the strong trajectory from last year, bringing our trailing twelve-month orders growth rate to 11%,” said Dow Wilson, chief executive officer of Varian. “The team delivered exceptional performance, with accelerating software revenues and overall orders growing double-digits in each of our three geographic regions. We made progress on our strategic growth initiatives, extending our global footprint by securing Halcyon approval in China and expanding our addressable markets by signing two Noona deals with pharmaceutical companies. With a strong start to the year and tariff mitigation activities on track, we are well-positioned to deliver results within our fiscal year 2019 guidance.”

The company ended the quarter with $616 million in cash and cash equivalents and no debt. Net cash provided by operating activities was $141 million, down 21% due to timing of certain accounts receivable collections and inventory build to meet demand. During the quarter, the company invested $35 million to repurchase 320,000 shares of common stock.

Oncology Systems Segment

In the first quarter, Oncology revenues totaled $702 million, up 8%. Operating earnings for the segment decreased 10%, primarily driven by the impact of tariffs.

Orders were $716 million, up 16%.  Orders in the Americas increased 12%. In EMEA, orders rose 15%, the sixth consecutive quarter of double-digit growth for the region. In APAC, orders increased 25%, with accelerating growth in China.

Proton Solutions Segment

In the first quarter, Proton Solutions revenues totaled $39 million, up 32%. The company completed clinical handovers for one room each at three sites.

Non-GAAP Adjustments

Varian’s GAAP operating earnings include $22 million from the gain on the sale of the company's equity investment in Augmenix, Inc. The company also incurred $2 million in acquisition-related expenses.

Guidance for Full Fiscal Year 2019

We are reaffirming the following guidance for fiscal year 2019:

•	Revenue range of $3.06 billion to $3.15 billion, representing growth of 5% to 8%
•	Non-GAAP operating earnings as a percentage of revenues range of 17.0% to 18.0%
•	Non-GAAP net earnings per diluted share range of $4.60 to $4.75
•	Cash flows from operations range of $460 million to $510 million

The guidance assumes a Non-GAAP effective tax rate of 21% to 22% and a weighted average diluted share count of 92 million. The guidance also assumes currency rates as of the beginning of fiscal year 2019, includes the expected net impact of all tariffs effective as of the beginning of the fiscal year, and excludes any future acquisitions.

Please refer to “Discussion of Non-GAAP Financial Measures” below for a description of items excluded from expected non-GAAP earnings.

Investor Conference Call

Varian Medical Systems is scheduled to conduct its first quarter fiscal year 2019 conference call at 1:30 p.m. Pacific Time today. To access the live webcast or replay of the call, visit the Investor Relations page on our website at www.varian.com/investors. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering conference ID 13685671. The teleconference replay will be available through 5:00 p.m. Pacific Time, Friday, January 25, 2019.

# # #

About Varian

Varian is a leader in developing and delivering cancer care solutions and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 7,000 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; new and potential future tariffs or a global trade war; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the company’s assessment of the goodwill associated with its proton solutions business, risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s proton solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the company’s assessment of the goodwill associated with its proton solutions business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian has not filed its Form 10-Q for the quarter ended December 28, 2018. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q.

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q1 2019	Q1 2018
Gross orders	$721.7	$666.1
Oncology Systems	716.5	619.9
Proton Solutions	5.2	46.2
Order backlog	3,174.7	3,020.8
Revenues	741.0	678.5
Oncology Systems	702.5	649.4
Proton Solutions	38.5	29.1
Cost of revenues	424.9	375.7
Gross margin	316.1	302.8
As a percentage of revenues	42.7%	44.6%
Operating expenses
Research and development	60.9	55.9
Selling, general and administrative	120.5	125.5
Operating earnings	134.7	121.4
As a percentage of revenues	18.2%	17.9%
Interest income, net	2.7	1.1
Earnings before taxes	137.4	122.5
Taxes on earnings	33.5	234.7
Net earnings (loss)	103.9	(112.2)
Less: Net earnings attributable to non-controlling interests	0.7	0.1
Net earnings (loss) attributable to Varian	$103.2	$(112.3)

Net earnings (loss) per share - basic	$1.13	$(1.22)
Net earnings (loss) per share - diluted	$1.12	$(1.22)

Shares used in the calculation of net earnings (loss) per share:
Weighted average shares outstanding - basic	91.0	91.6
Weighted average shares outstanding - diluted	92.0	91.6

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

	December 28,	September 28,
(In millions)	2018	2018
Assets
Current assets:
Cash and cash equivalents	$616.0	$504.8
Trade and unbilled receivables, net	989.5	1,009.9
Inventories	469.6	438.1
Prepaid expenses and other current assets	223.5	233.3
Current assets of discontinued operations	2.3	2.3
Total current assets	2,300.9	2,188.4

Property, plant and equipment, net	270.1	274.6
Goodwill	310.7	293.6
Intangible assets	97.3	101.1
Deferred tax assets	102.5	102.2
Other assets	289.3	292.8
Total assets	$3,370.8	$3,252.7

Liabilities and Equity
Current liabilities:
Accounts payable	$198.1	$190.3
Accrued liabilities	396.3	419.7
Deferred revenues	738.6	729.7
Total current liabilities	1,333.0	1,339.7
Other long-term liabilities	355.8	324.3
Total liabilities	1,688.8	1,664.0

Equity:
Varian stockholders’ equity:
Common stock	91.2	91.2
Capital in excess of par value	799.3	778.1
Retained earnings	855.5	780.4
Accumulated other comprehensive loss	(69.0)	(65.3)
Total Varian stockholders’ equity	1,677.0	1,584.4
Non-controlling interests	5.0	4.3
Total equity	1,682.0	1,588.7
Total liabilities and equity	$3,370.8	$3,252.7

Discussion of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets, certain legal costs, acquisition and integration related expenses and benefits, and gains or losses on equity investments. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition and integration-related expenses and benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, integration costs, breakup fees etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Gains or losses on equity investments: We may incur gains or losses from the sale of our equity investments in privately-held companies. We do not trade equity investments, and we do not plan on these investments for funding of ongoing operations. We exclude such gains or losses because we do not believe they are reflective of our core business.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Significant non-recurring tax expense or benefit: We may incur significant tax expense or benefit as a result of tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

The following table reconciles GAAP and non-GAAP financial measures:

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation of Preliminary GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q1 2019	Q1 2018
Non-GAAP adjustments
Amortization of intangible assets (1)	$4.2	$3.1
Acquisition-related expenses	2.4	1.5
Gain on equity investment (2)	(22.0)	—
Litigation charge	0.9	—
Total non-GAAP adjustments to operating earnings	(14.5)	4.6
Tax effects of non-GAAP adjustments	3.8	(1.0)
Significant effects of tax legislation (3)	2.3	207.1
Changes in deferred tax related to an acquisition (4)	2.5	—
Total net (loss) earnings impact from non-GAAP adjustments	$(5.9)	$210.7
Operating earnings reconciliation
GAAP operating earnings	$134.7	$121.4
Total operating earnings impact from non-GAAP adjustments	(14.5)	4.6
Non-GAAP operating earnings	$120.2	$126.0
Net earnings (loss) and net earnings (loss) per diluted share reconciliation
GAAP net earnings (loss) attributable to Varian	$103.2	$(112.3)
Total net (loss) earnings impact from non-GAAP adjustments	(5.9)	210.7
Non-GAAP net earnings attributable to Varian	$97.3	$98.4
GAAP net earnings (loss) per share - diluted	$1.12	$(1.22)
Non-GAAP net earnings per share - diluted	$1.06	$1.06
Shares used in computing GAAP net earnings per diluted share	92.0	91.6
Shares used in computing non-GAAP net earnings per diluted share	92.0	92.7

(1)	Includes $1.9 million and $1.2 million, respectively, in cost of revenues for the periods presented.
(2)	Represents the gain on the sale of our investment in Augmenix.
(3)	Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act. The mandatory deemed repatriation of unremitted foreign earnings results in an estimated charge of $2.3 million in the first quarter of fiscal year 2019 and $169.3 million in the first quarter of 2018. The corporate rate reduction resulted in a remeasurement of our deferred tax assets of $37.8 million in the first quarter of 2018.
(4)	Represents the charge to income tax expense due to the increase of a valuation allowance as the result of an acquisition.